PROSPECTUS Dated                                       Pricing Supplement No. 50
May 1, 2007                                            October 1, 2007




                              U.S. $9,815,000,000           Rule 424 (b)(3)
                                                         Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC      No. 333-131062

                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
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
Period      Tier One Notes     Tier Two Notes    Tier Three Notes
Beginning   Under $15,000      $15,000-$50,000     Over $50,000
----------  --------------     ---------------   ----------------
10/01/2007       5.48%             5.63%              5.78%